EXHIBIT 10.2

TRANSITIONAL SERVICES AGREEMENT

THIS TRANSITIONAL SERVICES AGREEMENT is entered into as of October 1, 2004 (the “Execution Date”), by and between Oncor Utility Solutions (Texas) Company (“OUS”), TXU Electric Delivery Company (“TXU Electric Delivery,” and, together with OUS, the “TXU Parties”) and Atmos Energy Corporation (“Atmos Energy”). OUS, TXU Electric Delivery and Atmos Energy are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, TXU Gas Company LP (“TXU Gas”) has utilized resources shared with TXU Electric Delivery Company, and in order to effectuate such sharing after the Execution Date, in accordance with the Resource Sharing Agreement between TXU Electric Delivery Company and OUS on file with the Public Utility Commission of Texas and dated January 17, 2002, Atmos Energy shall hereafter obtain such shared resources from OUS.

NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

ARTICLE I

SERVICES

1.1 The Services. OUS shall provide or cause to be provided to Atmos Energy the Services set forth in Schedule 1. Atmos Energy shall provide or cause to be provided to TXU Electric Delivery the Services set forth in Schedule 2. The Party providing or causing to be provided the Services hereunder shall be referred to herein as the “Service Provider” and the Party receiving such Services shall be referred to herein as the “Service Recipient.”

1.2 Service Parameters. The Service Provider shall provide and the Service Recipient shall accept the Services, to the extent, but only to the extent, that such Services were provided (by the Service Provider or by employees transferred to the Service Provider) immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties. The Service Provider shall only be obligated to provide the Services under the personnel availability conditions that such Services were provided by the Service Provider immediately prior to the Execution Date. Furthermore, the Services will be available only for purposes of supporting the conduct of business substantially in the manner it was conducted immediately prior to the Execution Date, unless otherwise mutually agreed by the Parties.

1.3 Impracticability. The Service Provider shall not be required to provide any Service to the extent the performance of such Service (a) becomes impracticable, in any material respect, as a result of a cause or causes outside the reasonable control of the Service Provider, (b) would require the Service Provider to violate any applicable laws, rules, or regulations, or (c) would result in the breach of any agreement or other applicable contract existing on the Execution Date.

1.4 Information to be Furnished to Service Provider. The Service Recipient agrees to provide the Service Provider in a timely manner with information necessary for, or reasonably requested by, the Service Provider to provide the Services required to be provided by the Service Provider hereunder.

1.5 Additional Resources. In providing the Services, the Service Provider shall not be obligated to (a) hire any additional employees, (b) maintain the employment of any specific employee, or (c) purchase, lease or license any additional equipment or materials.

1.6 Communication Sites. OUS will provide, or cause to be provided to Atmos Energy, access to the communication towers and sites that are utilized by TXU Gas Company immediately prior to the Execution Date and that are owned by subsidiaries of TXU Corp.

1.7 Resources. To the extent that either Party or its contractors requires resources owned by the other Party in order to perform the Services, each Party grants to the other Party and its contractors, for the term of this Transition Services Agreement, the limited permission to use such assets, systems and software of the Party granting the permission, as is required for the sole purpose of performing the Services.

ARTICLE II

TERM AND TERMINATION

2.1 Term. The Services shall commence on the date this Agreement is executed and continue for an initial term of one year, and month to month thereafter until canceled by either Party with at least 30 days’ prior written notice to the other Party.

2.2 Termination. Before the expiration of the initial term, the performance of any particular Service may be terminated by either Party at any time by providing ninety (90) days’ prior written notice to the other Party. Furthermore, this Agreement or the performance of any Service may be terminated by the mutual written consent of the Parties at any time.

ARTICLE III

COMPENSATION

3.1 Charges For Services. The charge for each Service will be calculated upon the Service Provider’s actual costs to provide such Service, unless otherwise mutually agreed by the Parties.

3.2 Payment Terms. The Service Provider shall bill the Service Recipient monthly for all charges pursuant to this Agreement. Such bills shall be accompanied by reasonable documentation supporting such charges. Such invoices shall be paid within ten (10) days after receipt. Late payments shall bear interest at the lesser of: (i) the Prime Rate as reported under “Money Rates” in the Wall Street Journal plus 4%, or (ii) the maximum rate allowed by law. Either Party may suspend its performance of this Agreement at any time, and for such time, as undisputed charges due to such Party remain outstanding more than thirty (30) days after the receipt of any such invoice. The term of this Agreement shall not be extended by the amount of time of any suspension under this Section 3.2.

ARTICLE IV

GENERAL OBLIGATIONS; STANDARD OF CARE

4.1 Performance Standards. The Service Provider shall, to the extent applicable, use its reasonable commercial efforts to provide the Services in accordance with the policies, procedures, and practices in effect with respect to shared resources immediately prior to the Execution Date and, in providing the Services, shall exercise the same degree of care and skill as it exercises in performing similar services for itself.

4.2 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE SET FORTH HEREIN, THE SERVICE PROVIDER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

4.3 Indemnification by the Service Recipient. With respect to the Services provided under this Agreement, the Service Recipient shall indemnify, defend, and hold harmless the Service Provider, as applicable, its officers, employees, agents, and consultants from and against any and all liabilities that arise out of, or result from, the provision of Services by the Service Provider, in accordance with this Agreement, other than liabilities arising solely from the gross negligence or willful misconduct of the Service Provider, as applicable, or its agents or employees. Additionally, each Party will maintain policies of insurance with coverages, limits and deductibles that are reasonable and customary within the industry.

4.4 Good Faith Cooperation. The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services.

4.5 Confidentiality. It is understood that from time to time in the performance of this Agreement, that the Parties may receive, or have access to, confidential or proprietary information of the other Party. As such, each Party agrees to keep any such information confidential and not to disclose such confidential information to third parties. Notwithstanding the forgoing, each Party will have the right to make such disclosures, if any, to governmental agencies, courts of law and to its affiliates, attorneys, auditors and accountants, as may be reasonably necessary. In the event a Party is required to provide such confidential information in a proceeding before a governmental agency or court of law, then such Party will immediately notify the other Party, who may seek a protective order or confidentiality agreement, whichever is applicable, and the Party in possession of such confidential information will fully cooperate with the other Party in such efforts. In the event a Party discloses such confidential information to its affiliates, attorneys, auditors or accountants, then such Party will nevertheless continue to have the obligation to protect such confidential information of the other Party, and will remain liable for any failure to do so.

ARTICLE V

RELATIONSHIP BETWEEN THE PARTIES

The relationship between the Parties established under this Agreement with respect to Services provided is that of independent contractors, and neither Party shall be deemed an employee, agent, partner, or joint venturer of or with the other. The Service Provider will, subject to reimbursement pursuant to Article III, be solely responsible for the payment of any employment-related taxes, insurance premiums, or employment benefits in respect of the performance of the Services by the Service Provider personnel under this Agreement.

ARTICLE VI

SUBCONTRACTORS

The Service Provider may engage one or more subcontractors to perform all or any portion of its duties under this Agreement, provided that the Service Provider remains responsible for the performance of each such subcontractor in accordance with this Agreement, and the charges for the Services delegated to a subcontractor shall be the lesser of (a) the amount charged by the subcontractor or (b) the amount that would have been payable to the Service Provider under Article III above if the Service Provider had provided such Services.

ARTICLE VII

FORCE MAJEURE

The Service Provider will be excused for any failure or delay in performing any of its obligations under this Agreement if such failure or delay is caused by Force Majeure. For the purposes of this Agreement, “Force Majeure” means any circumstance or event beyond the reasonable control of the Party relying upon such event or circumstance, including, without limitation: any act of God; any accident, explosion, fire, ice, earthquake, lightning, tornado, hurricane, or other severe weather condition or calamity; any civil disturbance, labor dispute, or labor or material shortage or interruption; any sabotage or acts of terrorism; any acts of a public enemy, uprising, insurrection, civil unrest, war, or rebellion; or any action or restraint by court order or public or governmental authority or lawfully established civilian authorities.

ARTICLE VIII

MISCELLANEOUS

8.1 Entire Agreement. This Agreement and the Schedules and Exhibits attached hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

8.2 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Texas as to all matters, without regard to principles of conflicts of laws that would require the application of the law of another state.

8.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4 Notices. Any notice, demand, offer, request, or other communication required or permitted to be given by either Party pursuant to the terms of this Agreement shall sent to the other Party’s address set forth below, and will be deemed to be received: (i) when placed in the United States Mail, postage pre-paid, if mailed; or (ii) when actually received, if delivered by any other means:

Oncor Utility Solutions (Texas) Company	Atmos Energy Corporation
1601 Bryan Street	1800 Three Lincoln Centre
42nd Floor	5430 LBJ Freeway
Dallas, Texas 75201	Dallas, Texas 75240

TXU Electric Delivery Company
1601 Bryan St.
Dallas, TX 75201

8.5 Assignability; Third-Party Beneficiaries. Neither Party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other Party’s prior written consent, which consent will not be unreasonably withheld; provided, however, either Party may transfer its interests, rights and obligations under this Agreement without consent to (i) any parent, (ii) any affiliate, (iii) any individual, bank, trustee, company or corporation as security for any note, notes, bonds or other obligations or securities of such assignor; or (iv) any party that acquires all or substantially all of the transferring Party’s assets. Each Party shall cause the transferee of any assets necessary for the provision of any Services hereunder or of any documents or records to which either party may be entitled to access hereunder to be bound by the terms of this Agreement with respect thereto. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives and permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

8.6 Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.7 Failure Or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.8 Amendment. No change or amendment will be made to this Agreement except by a written instrument signed on behalf of each of the Parties hereto.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

IN WITNESS WHEREOF, the Parties have signed this Transitional Services Agreement effective as of the Execution Date.

ONCOR UTILITY SOLUTIONS (TEXAS) COMPANY

By:	/s/ ANTHONY HORTON
Anthony Horton
(name printed)

Its:	Treasurer and Assistant Secretary

TXU ELECTRIC DELIVERY COMPANY

By:	/S/ JAMES A. GREER
James A. Greer
(name printed)

Its:	Vice President

ATMOS ENERGY CORPORATION

By:	/s/ J. PATRICK REDDY
J. Patrick Reddy
(name printed)

Its:	Senior Vice President and Chief Financial Officer

Schedule 1

•	Meter Reading Services

  OUS currently provides meter reading services for TXU Gas customers. OUS will charge Atmos Energy an equitable amount of   the costs incurred for providing these services based on hours worked.

•	Project Management Design Services

  OUS currently provides TXU Gas limited engineering services. These limited services include the project management,   engineering, design, estimating and mapping of construction projects.

•	Asset Management

  OUS currently provides to TXU Gas certain services related to operating activities. These services include activities such as   resource management, information and records management, forecasting, investment strategy and materials management services.   Other activities may be performed on an as needed basis and tracked through projects and charged to Atmos Energy based on   actual costs incurred.

•	Relationship Management/Electric Operations

  OUS currently provides TXU Gas certain services which are managed for both electric and gas. These services include providing   relationship management with city and local authorities, certain customer service responses, and gas curtailment notifications.

•	Financial Planning Services

  OUS currently provides financial planning services associated with TXU Gas strategic planning, consolidation of financial and   business plan information from regulated business units for TXU Gas, and financial analysis dealing with the valuation of assets   that TXU Gas would buy or sell.

•	Human Resources Services

  OUS currently provides limited human resource services to TXU Gas. These services are primarily related to the supervision of   HR activities.

•	Property Services

  Several subsidiaries of TXU Corp. own and lease facilities that are currently shared with TXU Gas. OUS will charge Atmos   Energy for an equitable portion of these shared facilities costs, based on square footage utilization.

1

•	Accounting Services

  OUS will charge Atmos Energy for accounting services. These charges include but are not limited to corporate accounting,   regulatory, management support and other accounting support services.

•	OUS Regulatory Affairs

  OUS currently charges TXU Gas for regulatory activities such as filing at the Commission, report preparations and compliance   advice.

•	Other Services, including:

•	Right of way and property management,

•	Environmental services,

•	Health and safety support,

•	Procurement of goods and services, and

•	Technical dispatch services.

2

SCHEDULE 2

•	Project Management Services

  TXU Gas currently provides certain project management services for electric delivery-related construction projects in residential   subdivisions on behalf of TXU Electric Delivery.

•	Mobile Data Terminal and Software Support

  TXU Gas currently provides certain services to TXU Electric Delivery to manage the dispatch of field technicians for repair and   customer service.

•	Facilities management Services

  TXU Gas currently provides certain facilities management services for TXU Electric Delivery at certain facilities within the   Dallas - Fort Worth area metroplex.